EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2018

NEW YORK, Nov. 14, 2018 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2018.

HIGHLIGHTS

Quarter ended September 30, 2018 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,000.6
PSSL investment portfolio	$425.4
Net assets	$535.8
Net asset value per share	$13.82

Credit Facility	$332.1
2023 Notes	$135.5

Yield on debt investments at quarter-end	8.8%

Operating Results:	Quarter Ended September 30, 2018	Year Ended September 30, 2018
Net investment income	$11.7	$31.0
GAAP net investment income per share	$0.30	$0.81
Capital gain incentive fee accrued but not payable per share	$(0.01)	$(0.03)
Credit Facility amendment costs and debt issuance costs	$—	$0.28
Core net investment income per share (2)	$0.29	$1.06
Distributions declared per share	$0.285	$1.14

Portfolio Activity:
Purchases of investments	$202.1	$682.7
Sales and repayments of investments	$107.9	$391.4

Number of new portfolio companies invested	10	32
Number of existing portfolio companies invested	15	66
Number of ending portfolio companies	88	88

(1) Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $145.9 million, at fair value.
(2) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized, the costs associated with amending our multi-currency, senior secured revolving credit facility, or the Credit Facility, and the costs associated with issuing the 3.83% Series A notes due 2023, or the 2023 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 15, 2018

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 15, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 458-4121 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0324. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through November 29, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3939708.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that our current run rate net investment income covers the dividend due to the selective growth of the portfolio, PSSL and the increase in LIBOR,” said Arthur H. Penn, Chairman and CEO. “Our earnings stream should have a nice tailwind based on a continuation of these factors.”

As of September 30, 2018, our portfolio totaled $1,000.6 million and consisted of $913.3 million of first lien secured debt (of which $101.1 million was invested in PSSL), $21.2 million of second lien secured debt and $66.1 million of preferred and common equity (of which $44.8 million was invested in PSSL). Our debt portfolio consisted of 100% variable-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $0.9 million. Our overall portfolio consisted of 88 companies with an average investment size of $11.4 million, had a weighted average yield on debt investments of 8.8%, and was invested 91% in first lien secured debt (of which 10% was invested in PSSL), 2% in second lien secured debt and 7% in preferred and common equity (of which 4% was invested in PSSL). As of September 30, 2018, all of the investments held by PSSL were first lien secured debt.

As of September 30, 2017, our portfolio totaled $710.5 million and consisted of $609.7 million of first lien secured debt, $37.8 million of second lien secured debt, $37.5 million of subordinated debt (of which $30.1 million was invested in PSSL) and $25.5 million of preferred and common equity (of which $13.4 million was invested in PSSL). Our debt portfolio consisted of 99% variable-rate investments and 1% fixed-rate investments. As of September 30, 2017, we had one portfolio company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $2.0 million. Our overall portfolio consisted of 82 companies with an average investment size of $8.7 million, had a weighted average yield on debt investments of 8.0%, and was invested 86% in first lien secured debt, 5% in second lien secured debt, 5% in subordinated debt (of which 4% was invested in PSSL) and 4% in preferred and common equity (of which 2% was invested in PSSL). As of September 30, 2017, all of the investments held by PSSL were first lien secured debt.

For the three months ended September 30, 2018, we invested $202.1 million of investments in 10 new and 15 existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments for the three months ended September 30, 2018 totaled $107.9 million. This compares to the three months ended September 30, 2017, in which we invested $101.1 million in four new and 12 existing portfolio companies with a weighted average yield on debt investments of 7.2%. Sales and repayments of investments for the same period totaled $91.7 million.

For the year ended September 30, 2018, we invested $682.7 million of investments in 32 new and 66 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the year ended September 30, 2018 totaled $391.4 million. This compares to the year ended September 30, 2017, in which we invested $508.9 million of investments in 29 new and 49 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the same period totaled $406.5 million.

PennantPark Senior Secured Loan Fund I LLC

As of September 30, 2018, PSSL’s portfolio totaled $425.4 million, consisted of 42 companies with an average investment size of $10.1 million and had a weighted average yield on debt investments of 7.8%. As of September 30, 2017, PSSL’s portfolio totaled $100.0 million, consisted of 18 companies with an average investment size of $5.6 million and had a weighted average yield on debt investments of 7.2%.

For the three months ended September 30, 2018, PSSL invested $100.9 million (of which $47.4 million was purchased from the Company) in five new and eight existing portfolio companies with a weighted average yield on debt investments of 7.8%. PSSL’s sales and repayments of investments for the same period totaled $22.0 million. For the three months ended September 30, 2017, PSSL invested $40.6 million (of which $14.2 million was purchased from the Company) in five new and four existing portfolio companies with a weighted average yield on debt investments of 6.4%. PSSL’s sales and repayments of investments for the same period totaled $11.8 million.

For the year ended September 30, 2018, PSSL invested $371.3 million (of which $108.0 million was purchased from the Company) in 28 new and 14 existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSSL’s sales and repayments of investments for the year ended September 30, 2018 totaled $45.8 million. For the period May 4, 2017 (inception) through September 30, 2017, PSSL invested $111.5 million (of which $85.1 million was purchased from the Company) in 19 new and four existing portfolio companies with a weighted average yield on debt investments of 6.5%. PSSL’s sales and repayments of investments for the period May 4, 2017 (inception) through September 30, 2017 totaled $12.1 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2018 and 2017.

Investment Income

Investment income for the three months ended September 30, 2018 and 2017 was $21.3 million and $18.5 million (including $4.6 million from a litigation settlement related to a former portfolio company of MCG Capital Corporation, which is not expected to be recurring), respectively, and was primarily attributable to $19.5 million and $12.8 million from first lien secured debt, $1.8 million and $1.1 million from second lien secured debt, subordinated debt and preferred equity, respectively.

Investment income for the years ended September 30, 2018 and 2017 was $72.2 million and $59.5 million (including $4.6 million from a litigation settlement related to a former portfolio company of MCG Capital Corporation, which is not expected to be recurring), respectively, and was attributable to $65.5 million and $50.0 million from first lien secured debt, $6.7 million and $4.9 million from second lien secured debt, subordinated debt and preferred equity, respectively. The increase in investment income over the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended September 30, 2018 and 2017 totaled $9.7 million and $8.0 million, respectively. Base management fee totaled $2.4 million and $1.8 million, incentive fee totaled $1.5 million (including $(0.4) million on net unrealized gains accrued but not payable) and $2.8 million (including $(0.1) million on realized gains and $0.3 million on net unrealized gains accrued but not payable), debt related interest and expenses totaled $4.4 million and $2.1 million, general and administrative expenses totaled $1.2 million and $1.2 million and provision for taxes totaled $0.2 million and $0.1 million, respectively, for the same periods.

Expenses for the years ended September 30, 2018 and 2017 totaled $41.2 million and $26.1 million, respectively. Base management fee totaled $8.4 million and $6.9 million, incentive fee totaled $2.4 million (including $(0.1) million on realized gains and $(1.0) million on net unrealized gains accrued but not payable) and $6.2 million (including $0.1 million on realized gains and $1.2 million on net unrealized gains accrued but not payable), debt related interest and expenses totaled $25.2 million (including $10.9 million in Credit Facility amendment and debt issuance costs on the 2023 Notes) and $8.5 million (including $0.1 million of Credit Facility amendment expenses), general and administrative expenses totaled $4.4 million and $4.2 million and provision for taxes totaled $0.8 million and $0.3 million, respectively, for the same periods. The increase in expenses compared to the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current year.

Net Investment Income

Net investment income totaled $11.7 million or $0.30 per share and $10.4 million or $0.32 per share, for the three months ended September 30, 2018 and 2017, respectively.

Net investment income totaled $31.0 million or $0.81 per share and $33.4 million or $1.10 per share, for the years ended September 30, 2018 and 2017, respectively. The decrease in net investment income compared to the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current year.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2018 and 2017 totaled $107.9 million and $91.7 million, respectively. Net realized gains totaled $0.8 million and $0.4 million for the same periods, respectively.

Sales and repayments of investments for the years ended September 30, 2018 and 2017 totaled $391.4 million and $406.5 million, respectively. Net realized (losses) gains totaled $(2.3) million and $5.4 million for the same periods, respectively. The change in realized gains/losses compared to the prior year was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended September 30, 2018 and 2017, we reported a net change in unrealized (depreciation) appreciation on investments totaled $(2.6) million and $0.6 million, respectively. For the years ended September 30, 2018 and 2017, we reported a net change in unrealized (depreciation) appreciation on investments of $(2.9) million and $1.1 million, respectively. As of September 30, 2018 and 2017, our net unrealized (depreciation) appreciation on investments totaled $(0.9) million and $2.0 million, respectively. The net change in unrealized appreciation/depreciation on our investments for the year ended September 30, 2018 compared to the prior year was primarily due to changes in capital markets conditions, the financial performance of certain portfolio companies and the reversal of appreciation/depreciation on investments that were realized.

For the three months ended September 30, 2018, our Credit Facility and the 2023 Notes had a net change in unrealized depreciation of $1.2 million. For the three months ended September 30, 2017, our Credit Facility had a net change in unrealized appreciation of $0.6 million. For the year ended September 30, 2018 our Credit Facility and the 2023 Notes had a net change in unrealized depreciation of $7.8 million. For the year ended September 30, 2017 our Credit Facility had a net change in unrealized appreciation of $3.6 million. As of September 30, 2018 and 2017, our net unrealized depreciation (appreciation) on our Credit Facility and the 2023 Notes totaled $4.7 million and ($3.1) million, respectively. The net change in unrealized depreciation for the year ended September 30, 2018 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $11.0 million or $0.28 per share and $10.9 million or $0.33 per share, for the three months ended September 30, 2018 and 2017, respectively.

Net change in net assets resulting from operations totaled $33.5 million or $0.87 per share and $36.3 million or $1.20 per share, for the years ended September 30, 2018 and 2017, respectively. The decrease in net assets from operations for year ended September 30, 2018 compared to the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes, partially offset by an increase in investment income due to the growth of our portfolio.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the years ended September 30, 2018 and 2017, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility, amendment costs and debt issuance costs, was 7.12% and 3.14%, respectively (excluding amendment and debt issuance costs, amounts are 4.05% and 3.10%, respectively).

As of September 30, 2018 and September 30, 2017, we had $333.7 million and $253.8 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 4.13% and 3.18%, exclusive of the fee on undrawn commitments as of September 30, 2018 and September 30, 2017, respectively. As of September 30, 2018 and September 30, 2017, we had $71.3 million and $121.2 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of September 30, 2018 and September 30, 2017, we had cash equivalents of $72.2 million and $18.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $208.3 million for the year ended September 30, 2018, and our financing activities provided cash of $263.6 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and the issuance of the 2023 Notes.

Our operating activities used cash of $76.7 million for the year ended September 30, 2017, and our financing activities provided cash of $67.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and net borrowings under the Credit Facility.

DISTRIBUTIONS

During both years ended September 30, 2018 and 2017, we declared distributions of $1.14 per share, for total distributions of $43.6 million and $34.8 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

Subsequent to September 30, 2018, we entered into an amendment and restatement of our Credit Facility to, among other things, (i) increase the size of the Credit Facility from $405 million to $520 million, (ii) extend the reinvestment period to October 30, 2021, (iii) extend the maturity date to October 30, 2023 and (iv) reduce the asset coverage ratio covenant from 200% to 150%. The interest rate of LIBOR plus 200 basis points remains unchanged.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2018	September 30, 2017
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$856,893,017 and $665,514,821, respectively)	$854,753,064	$666,973,639
Controlled, affiliated investments (cost—$144,375,000 and $43,000,000, respectively)	145,860,229	43,525,143
Total of investments (cost—$1,001,268,017 and $708,514,821, respectively)	1,000,613,293	710,498,782
Cash and cash equivalents (cost—$72,231,801 and $18,847,673, respectively)	72,224,183	18,910,756
Interest receivable	2,813,808	2,520,506
Receivable for investments sold	—	14,185,850
Prepaid expenses and other assets	792,069	1,229,505
Total assets	1,076,443,353	747,345,399
Liabilities
Distributions payable	3,683,347	3,085,607
Payable for investments purchased	59,587,222	21,730,512
Credit Facility payable (cost—$333,727,520 and $253,783,301, respectively)	332,128,815	256,858,457
2023 Notes payable (cost—$138,579,858 and zero, respectively)	135,503,385	—
Interest payable on debt	2,638,504	693,787
Base management fee payable	2,419,629	1,784,806
Performance-based incentive fee payable	3,298,404	5,061,217
Accrued other expenses	1,342,479	224,739
Total liabilities	540,601,785	289,439,125
Commitments and contingencies	—	—
Net assets
Common stock, 38,772,074 and 32,480,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	38,772	32,480
Paid-in capital in excess of par value	539,462,336	451,448,872
(Distributions in excess of ) undistributed net investment income	(8,531,826)	3,163,645
Accumulated net realized gain on investments	1,047,147	4,289,389
Net unrealized (depreciation) appreciation on investments	(850,039)	2,047,044
Net unrealized depreciation (appreciation) on debt	4,675,178	(3,075,156)
Total net assets	$535,841,568	$457,906,274
Total liabilities and net assets	$1,076,443,353	$747,345,399
Net asset value per share	$13.82	$14.10

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$62,469,275	$52,772,368
Other income	2,244,895	1,660,371
Settlement proceeds	—	4,551,485
From controlled, affiliated investments:
Interest	5,302,909	512,610
Dividend	2,187,500	—
Total investment income	72,204,579	59,496,834
Expenses:
Base management fee	8,351,653	6,902,645
Performance-based incentive fee	2,399,249	6,217,210
Interest and expenses on debt	14,359,908	8,338,880
Administrative services expenses	2,000,000	2,245,000
Other general and administrative expenses	2,460,582	1,935,000
Expenses before amendment costs, debt issuance costs and provision for taxes	29,571,392	25,638,735
Credit Facility amendment costs and debt issuance costs	10,869,098	112,736
Provision for taxes	800,000	300,000
Total expenses	41,240,490	26,051,471
Net investment income	30,964,089	33,445,363
Realized and unrealized gain on investments and debt:
Net realized (loss) gain on investments	(2,327,118)	5,410,903
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(3,857,170)	537,029
Controlled, affiliated investments	960,087	525,143
Debt depreciation (appreciation)	7,750,334	(3,593,158)
Net change in unrealized appreciation (depreciation) on investments and debt	4,853,251	(2,530,986)
Net realized and unrealized gain from investments and debt	2,526,133	2,879,917
Net increase in net assets resulting from operations	$33,490,222	$36,325,280
Net increase in net assets resulting from operations per common share	$0.87	$1.20
Net investment income per common share	$0.81	$1.10

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:

Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com